Exhibit 10.52

EXECUTION VERSION

Omnibus Amendment Agreement

This omnibus amendment agreement (this “Agreement”) dated as of January 7, 2005 is made with respect to (i) each of the ten Lease Agreements described on Schedule 1 hereto (each a “Subject Lease”), each between INDEPENDENCE AIR, INC. (the “Lessee”) (formerly known as Atlantic Coast Airlines) as lessee, and WACHOVIA BANK, NATIONAL ASSOCIATION, as owner trustee (the “Owner Trustee” or “Lessor”) under the applicable Trust Agreement described on Schedule 1 hereto, as lessor, (ii) each of the Bombardier model CL-600-2B19 aircraft identified on Schedule 1 hereto (the “Subject Aircraft”), each of which is leased by the Owner Trustee to the Lessee under one of the Subject Leases, (iii) each of the Participation Agreements (as respectively defined in each Subject Lease) (each a “Participation Agreement” and, together with the Subject Leases, the Subject Mortgages (as defined below) and the other Operative Documents (as respectively defined in each of the Subject Leases), the “Subject Operative Documents”), each among the Lessee, the Owner Trustee, Export Development Canada (“Loan Participant”) as loan participant, one of U.S. BANK NATIONAL ASSOCIATION as loan trustee and STATE STREET BANK AND TRUST COMPANY as loan trustee (each a “Loan Trustee”), and one of WINDY CITY HOLDINGS, INC., AFS INVESTMENTS XI, INC., AFS INVESTMENTS XLI LLC and AFS INVESTMENTS XLII LLC as owner participant (each an “Owner Participant”), (iv) each of the ten Loan and Security Agreements described on Schedule 1 hereto (each a “Subject Mortgage”), each between the Owner Trustee under the applicable Trust Agreement described on Schedule 1 hereto and the Loan Trustee specified as a party thereto on Schedule 1 hereto, and (v) each ACAH Guaranty (as respectively defined in each Subject Lease) (each a “Guaranty”) by FLYi, INC. (“Guarantor”) (formerly known as Atlantic Coast Airlines Holdings, Inc.).  Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the respective Subject Leases.

The Lessee has indicated that the Subject Aircraft are surplus to the Lessee’s requirements and has requested the Owner Trustee to, among other things, agree to (i) amend the definition of Expiration Date in each Subject Lease to provide for the earlier termination of the leasing to the Lessee of the Subject Aircraft as provided below (the “Expiration Date Amendments”) and (ii) reduce the Basic Rent payable under each Subject Lease after the date of this Agreement during the remainder of the Basic Term of such Subject Lease as provided below (the “Basic Rent Reduction Amendments”) (and, in any such case, thereby limiting the Lessee’s liabilities under the relevant Subject Operative Documents as provided below).  In consideration for the Owner Trustee agreeing in this Agreement to, among other things, the Expiration Date Amendments and the Basic Rent Reduction Amendments (and, in any such case, thereby limiting the Lessee’s liabilities under the relevant Subject Operative Documents as provided below), and for other good and valuable consideration, each of the Lessee, the Owner Trustee (whether referred to as Owner Trustee or Lessor), the Guarantor, the Loan Participant, the Loan Trustee and each Owner Participant agrees as follows:

(1)                                  With respect to each Subject Lease, the Lessor and the Lessee hereby agree that the definition of “Expiration Date” in such Subject Lease is hereby amended to be the date set forth in Schedule 2 hereto under the caption “Revised Expiration Date” opposite the manufacturer’s serial number of the Subject Aircraft leased under such Subject Lease (such date set forth in such Schedule, the “Revised Expiration Date” with respect to such Subject Lease) with the effect that such Subject Lease shall terminate on the Expiration Date as defined in such Subject Lease as amended hereby.

(2)                                  With respect to each Subject Lease, the Lessor and the Lessee hereby agree that, notwithstanding the terms of §3(b) of such Subject Lease:

(a)                                  the Basic Rent for the Aircraft payable by the Lessee under such Subject Lease after the date hereof during the remainder of the Basic Term of such Subject Lease shall be payable on each of (i) the Payment Date during January 2005, (ii) the day in each calendar month thereafter which is numerically corresponding to the Payment Date in January 2005 (or, if there is no such numerically corresponding day in such month, on the last day of such month) and (iii) the Expiration Date (as defined in such Subject Lease as amended hereby) (each a “Monthly Payment Date”), in the amount for such Monthly Payment Date set forth in Schedule 3 hereto, and the Lessee hereby agrees to pay such Basic Rent in such amount on each such Monthly Payment Date;

(b)                                 in addition to the allocations set forth in paragraph (2)(c)(i) below, the “Prepaid Basic Rent Amount” on the Payment Date in January 2005 (before giving effect to the originally scheduled payment of Basic Rent on such Payment Date) under this Lease as originally in effect shall be rent for which the Lessee is liable for the use of the Aircraft and shall be allocated to the period beginning on January 1, 2005 and ending on the date hereof within the meaning of Treasury Regulations Section 1.467-1(c)(2)(ii);

(c)                                  the Basic Rent due and payable by the Lessee pursuant to paragraph (2)(a) above shall represent and be the amount of rent for which the Lessee becomes liable on account of the use of the Aircraft for the following periods, and shall therefore constitute the rent allocated to such periods within the meaning of Treasury Regulations Section 1.467-1(c)(2)(ii):

(i)                                     in the case of such Basic Rent due and payable on the first Monthly Payment Date, the period beginning on January 1, 2005 and ending on the date hereof;

(ii)                                  in the case of such Basic Rent due and payable on the second Monthly Payment Date, the period beginning on the day following the date hereof and ending on such second Monthly Payment Date; and

(iii)                               in the case of each other Monthly Payment Date, the period beginning on the day following the Monthly Payment Date immediately preceding such other Monthly Payment Date and ending on such other Monthly Payment Date; and

(d)                                 the Lease is hereby amended to provide as set forth in paragraphs (2)(a), (2)(b) and (2)(c) above.

(3)                                  With respect to each Subject Lease and the Aircraft and the Return Provisions (each as defined in such Subject Lease):

(a)                                  the Lessee agrees that on the Expiration Date (as defined in such Subject Lease as amended hereby) or upon the earlier termination of such Subject Lease pursuant to the terms thereof, (i) the Lessee will return such Aircraft to the Lessor by delivering the same to the Lessor at Dulles International Airport in fully serviceable condition (as determined through an inspection including, without limitation, a borescope inspection of the engines to the extent set forth in paragraph (3)(b)(v) hereof), and otherwise in compliance with such Return Provisions and §5 (Return of Aircraft) of such Subject Lease, and (ii) the Lessee will return such Aircraft with the two engines owned by the Lessor or, if any such engine fails such borescope, with a replacement engine therefor in accordance with §17 of such Return Conditions;

(b)                                 the Lessor and the Lessee agree that:

(i)                                     §5 of such Subject Lease and §1 of such Return Conditions are hereby amended to require such Aircraft to be returned at Dulles International Airport;

(ii)                                  §1 of such Return Conditions is hereby amended by inserting “and the Lien of the Mortgage” after “Lessor Liens” in the third sentence thereof;

(iii)                               §12 (Discrepancies; Corrections) of such Return Conditions is hereby amended by deleting “or during the test flight referred to in §11” in the first sentence thereof and by deleting “and for acceptance test flights in the manner provided in §11” in the second sentence thereof;

(iv)                              §6 (Scheduled Maintenance - Airframe), the first sentence of §7 (Scheduled Maintenance – Engines),  §8 (Auxiliary Power Unit), §11 (Acceptance Flight), §16 (Equivalency Charge) and §19 (Special Markings) of such Return Conditions are hereby deleted; and

(v)                                 A borescope inspection shall not be required if the engine has more than 20 degrees of ITT margin as demonstrated by the most recent engine trend data and has had a satisfactory scheduled borescope inspection within 180 days prior to the date of redelivery.  If the ITT margin is less than 20 degrees or if the performance data and or historical records reflect any “On Watch” items, or Engine Condition Monitoring (ECM) trend data reflects a trend outside of the norm for engines of similar age and use or if the last borescope inspection was accomplished more than 180 days prior to the date of redelivery, then at the Lessor’s option, a borescope inspection shall be performed at the Lessee’s expense and the borescope inspection test will be considered to have been passed if no defect is found which is outside of the engine manufacturer’s maintenance manual limits. However in no case will an item of an “On Watch” nature be accepted.  It is understood and agreed that a borescope inspection is a full hot section video borescope of the engines including both stages of the turbine; and

(c)           the Lessee agrees that on and following such Expiration Date (i) the Lessee will at Lessee’s cost provide storage for such Aircraft and maintain insurance covering such Aircraft on the terms set forth in §18 of such Return Provisions and (ii) upon request of the Lessor, the Lessee will enter into a customary ferry services agreement with the Lessor and the Lessee will ferry such Aircraft to a location in North America selected by the Lessor and the Lessor will reimburse the Lessee for the Lessee’s direct costs incurred in conducting such ferry flight.

(4)                                  With respect to each Subject Lease, the Lessor and the Lessee hereby agree that:

(a)                                  §3(c)(2)(bb) (Supplemental Rent) of such Subject Lease is hereby amended by deleting such §3(c)(2)(bb) and replacing it with “(bb) any Make-Whole Premium if such amount becomes payable in connection with  a prepayment of Loan Certificates following the occurrence of an Event of Loss”;

(b)                                 §3(g) (Voluntary Termination) of such Subject Lease is hereby amended by deleting such §3(g) and replacing it with “[Intentionally Left Blank]”;

(c)                                  the Lessee shall not have the right to renew the Lease and accordingly §3(h) (Renewal Options) of such Subject Lease is hereby amended by deleting such §3(h) and replacing it with “[Intentionally Left Blank]”;

(d)                                 the Lessee shall not have the right to purchase the Aircraft and accordingly §16 (Purchase Options) of such Subject Lease is hereby amended by deleting such §16 and replacing it with “[Intentionally Left Blank]”;

(e)                                  if an Event of Loss occurs to the Airframe, notwithstanding the terms of §11(b) of such Subject Lease, the Lessee shall not have the right to elect to substitute a Replacement Airframe for the Airframe subject to such Event of Loss;

(f)                                    if no Event of Loss occurs to the Airframe on or prior to the SLV Date occurring in December 2004, then the first sentence of clause (2) of §11(a) (Event of Loss to the Airframe) of such Subject Lease is hereby amended by deleting such sentence and replacing it with the following:  “If an Event of Loss occurs to the Airframe, the Lessee shall pay or cause to be paid to the Lessor an amount equal to (x)(i) an amount equal to the sum of (xx) the Stipulated Loss Value of the Aircraft, determined as of the SLV Date first occurring on or after the date of the Event of Loss plus (yy) the amount of Basic Rent that would have been scheduled to be payable on the Payment Date coinciding with or next preceding such SLV Date under this Lease as originally in effect (i.e., prior to any amendment to this Lease), plus (ii) interest at the SLV Rate on the amount specified in the preceding clause (i) from and including such SLV Date to and excluding the payment date, plus (iii) all unpaid Basic Rent due on or prior to such SLV Date, plus (iv) all other amounts of Supplemental Rent due on or before the date of payment in full of all other amounts due under this §11(a)(2) and any reasonable expenses and costs incurred in connection with such Event of Loss by the Lessor, the Owner Participant, or the Loan Trustee, minus (y) all Basic Rent due and payable after such SLV Date and actually paid by the Lessee.”;

(g)                                 §15(a) (Remedies: Generally) of such Subject Lease is hereby amended by deleting clauses (3), (4) and (5) of such §15(a) and replacing them with clauses (3), (4) and (5) set forth in Schedule 4 hereto and by deleting any reference to liability of the Lessee for Make-Whole Premium in such §15(a);

(h)                                 §15(a) (Remedies: Generally) of such Subject Lease is hereby further amended by deleting the last two paragraphs of such §15(a); and

(i)                                     §15(f) (Remedies: Certain Matters) of such Subject Lease is hereby amended by deleting such §15(f) and  replacing it with “[Intentionally Left Blank]”.

(5)                                  With respect to each Subject Lease and the other Subject Operative Documents related thereto, the Lessee, the Owner Trustee, the Owner Participant (as defined in such Subject Lease), the Loan Trustee and the Loan Participant agree:

(a)                                  that in no event shall the Owner Trustee, the Owner Participant, the Loan Trustee or the Loan Participant have any obligation or liability to make any payments to the Lessee, or under such Subject Lease and such other Subject Operative Documents, in each case arising out of or resulting from the termination of such Subject Lease pursuant to paragraph (1) above or the condition of the Aircraft (as defined in such Subject Lease) upon its return by the Lessee;

(b)                                 that in no event shall the Lessee have any obligation or liability under the Tax Indemnity Agreement (as defined in such Subject Lease) resulting from the amendments set forth in this Agreement;

(c)                                  that the indemnities and other obligations of the Lessee under such Subject Lease and such other Subject Operative Documents shall survive such termination as provided in such Subject Lease and such other Subject Operative Documents with respect to provisions which survive the termination thereof, provided that in no event shall the Lessee have any obligation or liability under such Subject Lease and such other Subject Operative Documents arising out of or resulting from the termination of such Subject Lease pursuant to paragraph (1) above, except as provided in this Agreement; and

(d)                                 §15 (Refinancing) of the Participation Agreement (as defined in such Subject Lease) is hereby amended by deleting such §15 and replacing it with “[Intentionally Left Blank]”.

(6)                                  This Agreement constitutes an amendment to the Subject Leases and the other applicable Subject Operative Documents.

(7)                                  The Lessee confirms that the United Call Rights as defined in the Participation Agreements relating to the Subject Leases have terminated and accordingly §§22(g)(2) and 22(g)(3) of the Participation Agreements are hereby amended by deleting such §§22(g)(2) and 22(g)(3) and replacing them with “[Intentionally Left Blank]”.

(8)                                  The Lessee, the Owner Trustee, each Owner Participant, the Loan Trustee and the Loan Participant agree that, in addition to any disclosure permitted by the confidentiality provisions of the relevant Subject Operative Documents, each

Owner Participant, the Owner Trustee, the Loan Participant and the Loan Trustee may disclose the Subject Operative Documents and the terms thereof (“Information”) (a) to any assignee of or participant in, or any prospective assignee of or prospective participant in, any of the rights or obligations of either the Owner Trustee or the Lessee under any Subject Operative Documents, or any prospective lessee of any Subject Aircraft (provided that the persons to whom such disclosure is made are informed of the confidential nature of such Information and instructed to keep such Information confidential), including, for the avoidance of doubt, disclosure of such Information as it relates to prospective assignees of the Lessee, or (b) to directors, officers, employees, agents and advisors (including legal counsel and accountants) of an assignee or participant, or prospective assignee, prospective participant or prospective lessee, referred to in the immediately preceding clause (provided that the persons to whom such disclosure is made are informed of the confidential nature of such Information and instructed to keep such Information confidential).

(9)                                  Each of the parties hereto agrees to promptly and duly execute and deliver to the other parties such further documents and assurances and take such further action as any such Person from time to time reasonably requests in order to carry out more effectively the intent of this Agreement and to establish and protect the rights created or intended to be created in favor of any such Person hereunder, including the execution and delivery of separate agreements, in recordable form, evidencing the amendments effected by this Agreement.

(10)                            With respect to each Guaranty, although such Guaranty provides that the Guarantor’s obligations shall not be affected by any amendment, modification or other change in, or supplement to, any of the Guaranteed Documents (as defined in such Guaranty) or any other agreement, the Guarantor nevertheless confirms and agrees that such Guaranty shall remain in full force and effect after giving effect to this Agreement, that such Guaranty applies to such Guaranteed Documents as modified by this Agreement and that this Agreement shall constitute a Guaranteed Document for purposes of such Guaranty.

(11)                            With respect to each Subject Mortgage and the Loan Certificates (as defined in such Subject Mortgage), the Owner Trustee, the Loan Trustee and the Loan Participant hereby agree that such Subject Mortgage and such Loan Certificates are hereby amended to provide that:

(a)                                  on each Monthly Payment Date accrued and unpaid interest on such Loan Certificates on such Monthly Payment Date shall be payable on such Loan Certificates but no scheduled installment of principal on such Loan Certificates shall be payable on such Monthly Payment Date, and

(b)                                 no Make-Whole Premium shall be payable in connection with any prepayment or purchase of the Loan Certificates or if the Loan Certificates shall have become due and payable as provided in such Subject Mortgage and accordingly references to Make-Whole Premium in such Subject Mortgage are hereby deleted.

(12)                            Each of the undersigned Owner Participants, with respect to each Trust Agreement to which it is a party, hereby instructs the Owner Trustee to sign this Agreement.  The Loan Participant hereby instructs the Loan Trustee to sign this Agreement.  The Loan Trustee and the Loan Participant consent to the amendments effected hereby.

(13)                            The Lessee shall pay or reimburse each other party hereto for all reasonable legal fees and expenses of outside counsel in connection with preparation, negotiation, execution and delivery hereof and the transactions contemplated hereby (whether or not such transactions are consummated).

(14)                            This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  This Agreement shall be binding on and inure to the benefit of the parties hereto and their successors and permitted assigns.  This Agreement is being delivered in the State of New York and shall be governed by the laws of the State of New York.

(15)                            It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wachovia Bank, National Association (“Wachovia”), not individually or personally but solely as owner trustee under the applicable Trust Agreement, in the exercise of the powers and authority conferred and vested in it as trustee, (b) each of the representations, undertakings and agreements herein made on the part of the Owner Trustee is made and intended not as personal representations, undertakings and agreements by Wachovia, but is made and intended for the purpose of binding only the Trust Estate and (c) nothing herein contained shall be construed as creating any liability on Wachovia, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto.  However, nothing in this paragraph (15) shall limit in scope or substance the general corporate liability of Wachovia (x) to each Owner Participant under the applicable Trust Agreement, (y) for the representations, warranties, agreements, and covenants of Wachovia set forth in any of the other Subject Operative Documents to which it is or becomes a party, or (z) for the consequences of its own gross negligence or willful misconduct.

IN WITNESS WHEREOF, this Agreement was entered into the day and year first above written.

WACHOVIA BANK, NATIONAL ASSOCIATION,

not in its individual capacity but solely as owner trustee under each of the Trust Agreements described on Schedule 1 hereto, Lessor

By:
Title:

INDEPENDENCE AIR, INC.

By:
Title:

FLYi, INC.

By:
Title:

[Signature Page – Omnibus Amendment Agreement]

WINDY CITY HOLDINGS, INC., as Owner Participant

By:
Title:

AFS INVESTMENTS XI, INC., as Owner Participant

By:
Title:

AFS INVESTMENTS XLI LLC, as Owner Participant

By:	AFS INVESTMENTS XLI, INC.
Its Member

By:
Title:

AFS INVESTMENTS XLII LLC, as Owner Participant

By:	AFS INVESTMENTS XLII, INC.
Its Member

By:
Title:

EXPORT DEVELOPMENT CANADA

By:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Loan Trustee

By:
Title:

STATE STREET BANK AND TRUST COMPANY, as Loan Trustee

By:
Title: